SUB-ITEM 77Q3

AIM STRUCTURED VALUE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF
INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL
INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

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
FOR PERIOD ENDING: 8/31/2009
FILE NUMBER :      811-09913
SERIES NO.:        9

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
72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $    70

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B               $    13
          Class C               $     4
          Class R               $    --
          Class Y               $     5
          Institutional Class   $ 2,409


73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                0.1724

        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                0.1176
          Class C                0.1176
          Class R                0.1541
          Class Y                0.1770
          Institutional Class    0.1916

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                   213

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                    53
          Class C                    33
          Class R                     5
          Class Y                    13
          Institutional Class     9,148

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  7.83

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $  7.79
          Class C               $  7.79
          Class R               $  7.82
          Class Y               $  7.84
          Institutional Class   $  7.85
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